                                                                   EXHIBIT 10.14

                            ASSET TRANSFER AGREEMENT
                            ------------------------


     This Agreement is entered into this 24th day of February, 1996 by and between Storm Primax, Inc., a California corporation having a place of business at 1861 Landings Drive, Mountain View, California 94043 ("Storm Primax") and Primax Electronics, Ltd., an ROC corporation having a place of business at 6F, No. 159, Kang Ning St., Hsi Chih Town, Taipei Hsien, Taiwan, Republic of China ("Primax Taiwan").

                                    RECITALS
                                    --------

     A. Pursuant to the terms of a Reorganization Agreement dated of even date herewith (the "Reorganization Agreement"), a wholly-owned subsidiary of Storm Software, Inc. will be merged into Primax Electronics (USA), Inc. ("Primax USA") and Primax USA, the surviving entity will become a wholly-owned subsidiary of Storm Primax, the successor corporation to Storm Software, Inc.

     B. As a condition of the Reorganization Agreement, Storm Primax will acquire rights to certain A6 image scanning products and technology, including but not limited to patents, designs, drawings, tooling, software drivers and other intellectual property in consideration for an equity interest in Storm Primax to Primax Taiwan.

     C. This Agreement is an Ancillary Agreement, as defined in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the mutual representations and covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Storm Primax and Primax Taiwan agree as follows:

     1.  Definitions.  The following definitions shall apply to this Agreement:
         -----------

          1.1 "A6 Products" means all image scanning products and technology which accept photos up to a maximum of five (5) inches in width, excluding hand scanners which are not made to be attached to a feeder base.

          1.2 "Affiliate" means an entity that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with Storm Primax, except that "Affiliate" shall not include Primax Taiwan.

          1.3 "Applicant" means the party that first notifies the other party of its intent to file an Application.

          1.4 "Application" means the registration of a United States or foreign copyright or the filing of a United States or foreign patent application.

          1.5 "Approvals" mean any approval, authorization, consent, qualification or registration, or any waiver of the foregoing or any required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity, association, corporation, individual, partnership, trust or any other entity or organization.

          1.6 "Asia-Pacific Distribution Agreement" means the International Distribution Agreement by and between Storm Primax and Primax Taiwan as referenced in the Reorganization Agreement, which agreement is incorporated herein by reference.

          1.7 "ASIC's" shall include but not be limited to circuitry, test patterns, development system plus development tools listings of application specific integrated circuits included within the A6 Products.

          1.8 "Assigned A6 Products: No License" means the A6 Products, technology and all Intellectual Property associated with the A6 Products and technology, as set forth in Exhibit 1.8 to this Agreement.
                            -----------

          1.9 "Assigned A6 Products: License Back" means the technology and Intellectual Property associated with the A6 Products, as set forth in
Exhibit 1.9 to this Agreement.
- -----------

          1.10 "Assigned Contracts" means the Primax Taiwan agreements listed on
Exhibit 1.10 to this Agreement.
- ------------

          1.11 "Assigned Patents: License Back" means the United States and foreign patents and patent applications set forth in Exhibit 1.11 to this
Agreement .                                          ------------

          1.12 "Assigned Trademarks" means the logos, trademarks, trade names and service marks specified in Exhibit 1.12 to this Agreement.
                               ------------

          1.13 "Closing Date" means the date of the closing under the Reorganization Agreement.

          1.14 "Confidential Information" means the technical information, know-how, technology, formulae, system designs, prototypes, ideas, inventions, improvements, layouts, software, concepts, techniques, discoveries, data, files, supplier and customer identities and lists, accounting records, forecasts, project management plans, marketing plans and business plans relating to this Agreement to which a party has proprietary rights, and all copies and tangible embodiments thereof (in whatever form or medium) conspicuously indicated as proprietary information, confidential information or a substantially similar legend that are not generally known by the public; provided, however, that any of the foregoing shall not be considered Confidential Information if the party receiving it can show that it: (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the receiving party's or any third party's part; (ii) was rightfully received by the receiving party from a third party not in violation of any contractual, legal or fiduciary obligation by such third party; (iii) was approved for release by written authorization by the party having rights therein; or (iv) was developed by the receiving party independently of the party having rights therein without breach of any confidentiality or other obligations; or (v) was disclosed by court order or other legal authority, provided that the party having rights therein is given an opportunity to oppose such disclosure and if disclosed, such information is only used for the specified legal purposes.

          1.15 "Connector" means a piece of hardware by which an image capture device may be attached to or plugged into a computer, including a parallel port interface with printer pass-through function and DC power jack for PC systems, serial port interface with power jack for MAC systems, and ISA bus interface board for PhotoDrive.

          1.16 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of an entity through ownership of a majority (more than fifty percent (50%)) of the voting and/or equity securities of such entity.

          1.17 "Deliverables" mean the Assigned A6 Products: No License, Assigned A6 Products: License Back, Jointly Owned A6 Products, Licensed A6 Products, Assigned Patents: License Back and Licensed Patents.

          1.18 "Engineering Documentation" shall include but not be limited to a bill of materials (with component costs), circuit drawings, assembly drawings, safety/agency certifications, components specifications, mechanical/part drawings, packaging designs, testing reports, PCB layouts and industrial designs.

          1.19 "Enhancements" means any updates or bug fixes to a computer product.

          1.20 "European Distribution Agreement" means the International Distribution Agreement by and between Storm Primax and Primax Europe as referenced in the Reorganization Agreement, which agreement is incorporated herein by reference.

          1.21 "Governmental Entity" means any government or any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          1.22 "Improvements" mean any and all improvements, Enhancements, modifications and new versions which are created, invented, discovered or made after the Closing Date.

          1.23 "Intellectual Property" means any of the following owned by a party or in which a party has rights and can provide to third parties: patents, patent applications, patent disclosures and inventions (whether or not patented or patentable and whether or not reduced to practice); copyrights and copyrightable works, including but not limited to, computer software programs, and registrations and applications for registration thereof; mask works and registrations and applications for registration thereof; trademarks and registrations and applications for registration thereof; Confidential Information; and all copies and tangible embodiments thereof (in whatever form or medium).

          1.24 "Jointly Owned A6 Products" means the A6 Products, technology and all Intellectual Property associated with the A6 Products and technology, as set forth in Exhibit 1.24.
         ------------

          1.25 "Licensed A6 Products" means the technology and Intellectual Property associated with the A6 Products, as set forth in Exhibit 1.25.

          1.26 "Licensed Patents" means the United States and foreign patents and patent applications set forth in Exhibit 1.26 to this Agreement.
                                     ------------

          1.27 "Manufacturing Agreement" means the Manufacturing and Purchase Agreement of even date herewith by and between Storm Primax and Primax Taiwan, which agreement is incorporated herein by reference.

          1.28 "Non-A6 Products" means hand held scanners, non-A6 sheetfed scanners, non-A6 flatbed scanners and datapen scanners. Digital cameras or any other image capture devices are not included.

          1.29 "North American Distribution Agreement" means the Distribution Agreement by and between Storm Primax and Primax Taiwan as referenced in the Reorganization Agreement, which agreement is incorporated herein by reference.

          1.30 "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          1.31 "Primax Europe" means Primax Electronics Europe B.V., a Netherlands corporation.

          1.32 "Primax Taiwan" means Primax Electronics, Ltd., an ROC corporation, and any manufacturing facilities Controlled by or under common Control with Primax Taiwan.

          1.33 "Product Patents" means the patents which have been assigned or licensed under this Agreement.

          1.34 "Reorganization Agreement" means the Agreement and Plan of Reorganization dated of even date herewith by and among Storm Software, Inc., a California corporation, Storm Acquisition Corporation, a wholly-owned subsidiary of Storm Software, Inc., Primax Electronics (USA), Inc., a California corporation, and Primax Taiwan.

          1.35 "Storm Primax" means Storm Primax, Inc., a California corporation and the successor corporation to Storm Software, Inc., and any Affiliates thereof.

     2.   Technology Assignments.
          ----------------------

          2.1  Assigned A6 Products: No License.   Effective as of the Closing
               --------------------------------
Date, Primax Taiwan assigns to Storm Primax all right, title and interest in and to the Assigned A6 Products: No License and all Intellectual Property covering the Assigned A6 Products: No

License, including any continuations, divisions, continuations-in-part, reissues or extensions of any patents and patent applications covering the Assigned A6
Products: No License, subject to the restrictions in Section 7.1 below. Notwithstanding that Storm Primax owns the Assigned A6 Products: No License, Storm Primax agrees that for a period of four (4) years after the Closing Date, it will not license or sublicense all or any portion of the Assigned A6
Products: No License for the purposes of allowing a third party to develop Non-A6 Products.

          2.2  Assigned A6 Products: License Back.  Effective as of the Closing
               ----------------------------------
Date, Primax Taiwan assigns to Storm Primax all right, title and interest in and to the Assigned A6 Products: License Back and all Intellectual Property covering the Assigned A6 Products: License Back, including any continuations, divisions, continuations-in-part, reissues or extensions of any patents and patent applications covering the Assigned A6 Products: License Back, subject to the grant-back license to Primax Taiwan in Section 2.6 and the restrictions in
Section 7.1 of this Agreement. Notwithstanding that Storm Primax owns the Assigned A6 Products: License Back, Storm Primax agrees that for a period of four (4) years after the Closing Date, it will not license or sublicense all or any portion of the Assigned A6 Products: License Back for the purposes of allowing a third party to develop Non-A6 Products.

          2.3 Assigned Patents: License Back.  Effective as of the Closing Date,
              ------------------------------
Primax Taiwan assigns to Storm Primax all right, title and interest in and to the Assigned Patents: License Back and all Intellectual Property covering the Assigned Patents: License Back, including any continuations, divisions, continuations-in-part, reissues or extensions of any patents and patent applications covering the Assigned Patents: License Back, subject to the grant-back license to Primax Taiwan in Section 2.6 and the restrictions in Section 7.1 of this Agreement. Notwithstanding that Storm Primax owns the Assigned Patents:
License Back, Storm Primax agrees that for a period of four (4) years after the Closing Date, it will not license or sublicense all or any portion of the Assigned Patents: License Back for the purposes of allowing a third party to develop Non-A6 Products.

          2.4 Jointly Owned A6 Products.  Effective as of the Closing Date,
              -------------------------
Primax Taiwan assigns to Storm Primax an undivided one-half interest in all right, title and interest in and to the Jointly Owned A6 Products and all Intellectual Property covering the Jointly Owned A6 Products, including any continuations, divisions, continuations-in-part, reissues or extensions of any patents and patent applications covering the Jointly Owned A6 Products, subject to the restrictions in Section 8.1 below.

          2.5 Assigned Trademarks. Effective as of the Closing Date, Primax
              -------------------
Taiwan assigns to Storm Primax all right, title and interest in and to the Assigned Trademarks, including all goodwill associated therewith.

          2.6 Grant-Back Licenses to Primax Taiwan.
              ------------------------------------

          (a) Assigned A6 Products: License Back.  Subject to the terms and
              ----------------------------------
conditions of this Agreement, effective as of the Closing Date, Storm Primax grants to Primax Taiwan an irrevocable, perpetual, royalty-free, non-transferable, non-exclusive, worldwide license to use, manufacture, reproduce, distribute and create derivative works based upon any and all Assigned A6
Products: License Back solely with respect to Non-A6 Products. The above license shall not include the right to sublicense (except for manufacturing or distribution of Non-A6 Products), unless Primax Taiwan obtains the prior written consent of Storm Primax, which consent shall not be unreasonably withheld. Storm Primax will give such consent, if at all, on a case-by-case basis and consent to one sublicense shall not be deemed a consent to all subsequent sublicenses.

          (b) Assigned Patents: License Back.  Subject to the terms and
              ------------------------------
conditions of this Agreement, effective as of the Closing Date, Storm Primax grants to Primax Taiwan an irrevocable, perpetual, royalty-free, non-transferable, non-exclusive, worldwide license to use, manufacture, reproduce, distribute and create derivative works based upon any and all Assigned Patents:
License Back solely with respect to Non-A6 Products. The above license shall not include the right to sublicense (except for manufacturing or distribution of Non-A6 Products), unless Primax Taiwan obtains the prior written consent of Storm Primax, which consent shall not be unreasonably withheld. Storm Primax will give such consent, if at all, on a case-by-case basis and consent to one sublicense shall not be deemed a consent to all subsequent sublicenses.

          (c) Exceptions.  Notwithstanding that the above licenses to Primax
              ----------
Taiwan extend only to Non-A6 Products, Primax Taiwan may request that Storm Primax consent to an expansion of either or both licenses to cover specialty image capture products other than Non-A6 Products designed to read images other than photos. Storm Primax may not unreasonably withhold consent. In the event Storm Primax consents to the expansion of such license, such consent with respect to one such product shall not be deemed a consent to a permanent expansion of the license(s) for all products beyond those defined as Non-A6 Products under this Agreement.


     3.  Assignment Procedures.
         ---------------------

         3.1 Effecting Assignment.  Primax Taiwan and Storm Primax agree to
             --------------------
enter into assignment agreements to record the assignment of the copyrights, trademarks, patents and patent applications to be assigned to Storm Primax under this Agreement with the United States Patent and Trademark and Copyright Offices and equivalent offices and agencies in other countries or political subdivisions thereof. Primax Taiwan shall file all such assignment agreements so that all assignments will be completed as soon as practicably possible. The cost of effecting such assignments shall be shared equally between Storm Primax and Primax Taiwan.

         3.2 Filed But Unissued Patents.  For all United States and foreign
             --------------------------
patent applications, which have been filed as of the Effective Date but for which patents remain unissued as of the Closing Date, the owner of such A6 Product or Product Patent as of after the Closing Date shall have the sole responsibility of prosecuting such application.

         3.3 Patent Applications in Other Jurisdictions.  At any time, either
             ------------------------------------------
party, as a licensee under this Agreement, must notify the other party in writing should it intend to file an Application in any jurisdiction for the Product Patent to which it has obtained a license under this Agreement. Within fifteen (15) days after the other party's receipt of any such notice, such party shall provide written notice to the Applicant of its intent to file an Application in such jurisdiction. If during such fifteen (15) day period the other party either (i) does not provide any written notice of its intent or (ii) informs the Applicant that it does not intend to file an Application in such jurisdiction, the Applicant shall have the right to file and prosecute the Application, provided that such Application shall be in the name of the owner of the Product Patent as of immediately after the Closing Date, as provided for in this Agreement. All costs and fees of such Application will be paid by the Applicant. Alternatively, if the other party notifies the Applicant in a timely manner that it will file an application in such jurisdiction, the Applicant may not proceed to file an Application.

         3.4 Further Assistance.  Each party agrees to perform all acts deemed
             ------------------
necessary or desirable by the other party to permit and assist such party in perfecting and enforcing its rights obtained under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement, including litigation, of applicable patents and copyrights or other legal proceedings. In the event that the Applicant is unable for any reason whatsoever to secure a signature to any document it believes is reasonably required in order to apply for or execute any Application permitted or necessary under this Agreement (including Improvements, renewals, extensions, continuations, divisions or continuations in part thereof), the other party hereby irrevocably designates and appoints the Applicant and its duly authorized officers and agents as the other party's agents and its attorneys-in-fact to act for and on its behalf and instead of it, to execute and file any such Application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights therein with the same legal force and effect as if executed by such other party. In such circumstance, the Applicant shall provide the other party with at least five (5) days written notice of the intended exercise of such power of attorney and upon the filing of the Application, the Applicant shall provide the other party with a copy of such Application. The above shall be considered a power coupled with an interest and therefore perpetual and irrevocable.

     4.  License Grants.
         --------------

         4.1 Licensed A6 Products.  Effective as of the Closing Date, Primax
             --------------------
Taiwan grants to Storm Primax an exclusive perpetual, irrevocable, worldwide, royalty-free license (including the right to sublicense for purposes of manufacturing or distribution) to use, reproduce, distribute, create derivative works based upon, publicly perform and publicly display the Licensed A6 Products and all related Intellectual Property solely with respect to A6 Products, subject to Section 7.2 below. Notwithstanding that Primax Taiwan owns the Licensed A6 Products, Primax Taiwan agrees that for a period of four (4) years after the Closing Date, it will not license or sublicense all or any portion of the Licensed A6 Products for the purposes of allowing a third party to develop A6 Products.

         4.2 Licensed Patents.  Effective as of the Closing Date, Primax
             ----------------
Taiwan grants to Storm Primax an exclusive perpetual, irrevocable, worldwide, royalty-free license to use, reproduce, distribute, create derivative works based upon, publicly perform and publicly display, manufacture, have manufactured and sell the Licensed Patents and all related Intellectual Property solely with respect to A6 Products, subject to Section 7.2 below. The above license shall not include the right to sublicense (except for manufacturing or distribution of A6 Products), unless Storm Primax obtains the prior written consent of Primax Taiwan, which consent shall not be unreasonably withheld. Primax Taiwan will give such consent, if at all, on a case-by-case basis and consent to one sublicense shall not be deemed a consent to all subsequent sublicenses. Notwithstanding that Primax Taiwan owns the Licensed Patents, Primax Taiwan agrees that for a period of four (4) years after the Closing Date, it will not license or sublicense all or any portion of the Licensed Patents for the purposes of allowing a third party to develop A6 Products.

     5.  Completion of Current A6 Product Projects.  Notwithstanding the
         -----------------------------------------
assignment or license of the A6 Products and Product Patents as provided for above, Primax Taiwan agrees that it will provide engineering development of all A6 Product projects currently in progress (as more particularly described in
Exhibit 5) at Primax Taiwan's sole expense through June 30, 1996 or the first
- ---------
customer shipment of each such product, whichever is later. Thereafter, Storm Primax will have sole responsibility for maintaining and continuing the development of such A6 Products. Any Intellectual Property created or developed as a result of Primax Taiwan's engineering efforts pursuant to this Section shall be assigned or licensed from Primax Taiwan to Storm Primax or co-owned by the parties as specified under the terms of this Agreement upon completion of such development by Primax Taiwan.

     6.  Technical Assistance and Inadvertent Exclusions.
         -----------------------------------------------

         6.1 Technical Assistance.  From the Closing Date until June 30, 1996,
             --------------------
Primax Taiwan agrees to provide Storm Primax (at no charge) with technical assistance and training as it relates to A6 Products (including but not limited to A6 OEM customer support), Improvements related thereto and design and manufacture thereof, as reasonably requested by Storm Primax. Thereafter, Storm Primax will pay for such technical assistance and training on a time and materials basis. Any Improvements developed as a result of technical assistance to Storm Primax by Primax Taiwan shall be deemed Improvements developed for Storm Primax and accordingly, will be assigned, or licensed from Primax Taiwan to Storm Primax or co-owned by the parties as specified under the terms of this Agreement.

         6.2 Inadvertent Exclusion.  It is intended that all A6 Products,
             ---------------------
technology contracts and associated Intellectual Property are assigned, or licensed from Primax Taiwan to Storm Primax or co-owned by the parties as specified under the terms of this Agreement. In the event that either Primax Taiwan or Storm Primax discovers any Intellectual Property of Primax Taiwan which existed as of the Effective Date but which was inadvertently not included under this Agreement, as mutually agreed by good faith negotiations of Storm Primax and Primax Taiwan, such inadvertently excluded Intellectual Property shall be assigned or licensed to or co-owned by Storm Primax as appropriate in accordance with the terms of this Agreement, with the parties to execute such additional documents as are reasonably required to evidence such assignment or license.

     7. Restrictions.
        ------------

        7.1 On Storm Primax. In consideration for Primax Taiwan's grant to Storm
            ---------------
Primax of exclusive distribution rights for Non-A6 Products pursuant to the terms of the North American Distribution Agreement, Storm Primax agrees that for a period of four (4) years after the Closing Date or until the exclusivity is terminated in a Product category accordance with the terms of the North American Distribution Agreement, whichever period is shorter, Storm

Primax will not distribute its own Non-A6 Products (whether or not they contain all or portions of the Assigned A6 Products: No License, Assigned A6 Products:
License Back or Assigned Patents: License Back) or third party Non-A6 Products which are competitive with Non-A6 Products of Primax Taiwan as to which the exclusive distribution rights remain effective under the North American Distribution Agreement.

         7.2 On Primax Taiwan.
             ----------------

             (a) International Distribution Agreements.
                 -------------------------------------

          (A) In consideration for Storm Primax's grant to Primax Taiwan of exclusive distribution rights for A6 Products pursuant to the terms of the Asia-Pacific Distribution Agreement, Primax Taiwan agrees that for a period of four
(4) years after the Closing Date or until the exclusivity is terminated in accordance with the terms of the Asia-Pacific Distribution Agreement, whichever period is shorter, Primax Taiwan will not distribute its own A6 Products (whether or not they contain all or portions of the Licensed Products or Licensed Patents) or third party A6 Products which are competitive with A6 Products of Storm Primax as to which the exclusive distribution rights remains effective.

          (B) In consideration for Storm Primax's grant to Primax Europe of exclusive distribution rights for A6 Products pursuant to the terms of the European Distribution Agreement, Primax Taiwan agrees that for a period of four
(4) years after the Closing Date or until the exclusivity is terminated in accordance with the terms of the European Distribution Agreement, whichever period is shorter, Primax Taiwan will not distribute its own A6 Products (whether or not they contain all or portions of the Licensed Products or Licensed Patents) or third party A6 Products which are competitive with A6 Products of Storm Primax as to which the exclusive distribution rights remains effective.

          (b) Primax Taiwan will comply with all provisions of the Manufacturing Agreement, including but not limited to the terms restricting A6 Product distributions. In particular, Primax Taiwan agrees that for a period of four (4) years after the Closing Date, it will not distribute any A6 Products which contain all or portions of the Licensed Products or Licensed Patents, except as authorized by the Manufacturing Agreement.

      8. Proprietary Rights.
         ------------------

         8.1    Jointly Owned A6 Products.
               -------------------------

          (a) Each party shall be free to commercially exploit the Jointly Owned A6 Products worldwide and in any manner whatsoever except as described in this
Section 8.1. During the term of this Agreement, neither party shall have any obligation to account to the other for use of the Jointly Owned A6 Products and no payments shall be due to the other party for the use of, or granting a license to use, the Jointly Owned A6 Products or any derivative works thereof. Notwithstanding the foregoing, Storm Primax agrees that for a period of four

(4)years after the Closing Date, it will not use, or license or sublicense third parties to use, all or a portion of the Jointly Owned A6 Products for the purposes of distributing or allowing third parties to develop Non-A6 Products. Similarly, Primax Taiwan agrees that for a period of four (4) years after the Closing Date, it will not use, or license or sublicense third parties to use, all or a portion of the Jointly Owned A6 Products for the purposes of distributing or allowing third parties to develop A6 Products.

          (b) Each party shall have sole and exclusive ownership of all right, title and interest in and to any derivative works based upon the Jointly Owned A6 Products created by or for such party to the extent such derivative works are distinct from the Jointly Owned A6 Products, and all Intellectual Property thereto.

          (c) Either party may apply for copyright registrations and patent applications on the Jointly Owned A6 Products in the United States Copyright Office or United States Patent and Trademark Office, as appropriate, or in any other equivalent offices or agencies of any country or political subdivision in the world. At any time, either party must notify the other party in writing of its intent to file an Application for the Jointly Owned A6 Products or any part thereof existing as of the Closing Date and excluding Improvements and derivative works to the extent such Improvements and derivative works are distinct from the Jointly Owned A6 Products. Within fifteen (15) days after the other party's receipt of any such notice, such party shall provide written notice to the Applicant of its intent to join in the Application. If during such fifteen (15) day period the other party either (i) does not provide any written notice of its intent or (ii) informs the Applicant that it does not intend to join in the Application, the Applicant shall have the right to file and prosecute the Application in its own name, with all costs and fees thereof to be paid by the Applicant. Alternatively, if the other party notifies the Applicant in a timely manner that it will join in the Application, the parties' respective legal counsel will mutually agree on an independent legal counsel for such purposes. Storm Primax and Primax Taiwan will share all costs, expenses and fees associated with such Application equally, and jointly own the copyright and patent, as applicable, without obligation of accounting to each other.

      8.2    Improvements.
             ------------

          (a) Any Improvements to the Assigned A6 Products: No License and Intellectual Property related thereto, shall be the sole and exclusive property of Storm Primax. Any Improvements to the Assigned A6 Products: License Back, Jointly Owned A6 Products and Assigned Patents: License Back, and Intellectual Property related thereto, which are developed by or for either party as allowed by this Agreement shall be and remain the sole and exclusive property of the developing party. Subject to Section 2.4 and 8.1, such developing party shall have the exclusive and entire right, title and interest thereto and shall be entitled to apply at its own expense for patent or other intellectual property protection in such Improvements.

           (b) Neither party shall have any obligation to the other party to grant any rights to the other party to any Improvements made by the other party except for Improvements developed for Storm Primax by Primax Taiwan in the course of providing Technical Assistance, as provided for in Section 6.1 above.

     9.  Delivery and Acceptance.  By the Closing Date, Primax Taiwan will
         -----------------------
deliver the Deliverables (in English) in a form acceptable to Storm Primax. All Deliverables shall be deemed accepted by Storm Primax upon receipt. Primax Taiwan shall provide such other information concerning the Deliverables as Storm Primax shall reasonably request.

     10.  Assignment of Contracts.  Primax Taiwan hereby assigns all rights and
          -----------------------
delegates all obligations under the Assigned Contracts to Storm Primax to the maximum extent permissible. Such assignment and delegation shall be effective as soon as reasonably practicable after the Closing Date as mutually determined by Primax Taiwan and Storm Primax.

     11.  Financial Terms.
          ---------------

          11.1 Equity.  In consideration for the rights and licenses granted
               ------
in this Agreement, Storm Primax shall issue to Primax Taiwan on the Closing Date 11,857,316 shares of Storm Primax's Series E Preferred Stock. A stock certificate representing such shares shall be delivered to Primax Taiwan on the Closing Date. The parties agree that such shares represent a total value of $2,371,463.20 based on a price per share of $0.20. The issuance of the Series E Preferred Stock to Primax Taiwan shall be subject to the terms of the Reorganization Agreement, including but not limited any representations and warranties contained therein.

          11.2   Taxes.
                 -----

          (a) Storm Primax shall pay or provide for the payment of all sales, use and transfer taxes, duties and fees imposed on Storm Primax, if any, (except for any taxes based on Primax Taiwan's income or taxes for which Primax Taiwan is responsible) due or payable upon the consummation of the transactions under this Agreement.

          (b) Each party shall indemnify, defend and hold the other party and such other party's directors, officers, employees, agents, successors and assigns harmless from any tax liability, deficiency, assessment, penalty or interest has been imposed as a result of its own obligations or actions.

     12.  Representations and Warranties.  Primax Taiwan represents and warrants
          ------------------------------
the following:

          12.1   Original Work.  The Deliverables are
                 -------------
original works of authorship and were created solely by Primax Taiwan.

          12.2   Ownership.  Primax Taiwan is the sole
                 ---------
and exclusive owner of all right, title and interest in and to the Deliverables and all Intellectual Property related thereto.

          12.3  Encumbrances.  The Deliverables and all Intellectual
                ------------
Property related thereto are free and clear of all encumbrances, including, without limitation, security interests, licenses, liens, charges or other restrictions except as set forth in this Agreement and Exhibit 1.23
                                                       ------------
("Encumbrances and Licenses"); the execution and delivery of this Agreement will transfer to and vest in Storm Primax good, valid and marketable title to the Assigned A6 Products: No License, Assigned A6 Products: License Back, Jointly Owned A6 Products and Assigned Patents: License Back free and clear of all security interests, liens, encumbrances, charges or other restrictions (except as set forth in Exhibit 12.3 ("Encumbrances and Licenses").
                ------------

          12.4 Trade Secret.  Primax Taiwan has maintained the
               ------------
Deliverables in confidence, has afforded them all of the intellectual property protections as are customary and ordinary in the usual conduct of its business with respect to other similar intellectual property which is proprietary to Primax Taiwan (but in no event has protected the Deliverables with less than reasonable care) and has not granted any third party licenses to the Deliverables except as provided in Exhibit 12.3 ("Encumbrances and Licenses").
                                   ------------

          12.5 Non-Infringement.  Storm Primax's exercise of the rights
               ----------------
and licenses obtained under this Agreement does not and will not violate any third party rights to Intellectual Property.

          12.6 Copyright.  None of the Deliverables have been published as
               ---------
defined in the Copyright Act of 1976.

          12.7 Authority. Primax Taiwan has full power and authority to make
               ---------
and enter into this Agreement.

          12.8 Export. Primax Taiwan represents and warrants that the
               ------
assignment and license of the Deliverables and the delivery of the Deliverables to Storm Primax will not violate any applicable export, import or governmental laws, statutes or regulations of the United States, Republic of China or other jurisdiction.

     13.  Indemnification.
          ---------------

          13.1 Indemnity by Primax Taiwan.  Primax Taiwan agrees to defend,
               --------------------------
indemnify and hold harmless Storm Primax, its officers, directors, employees and sublicensees against any claims, demands, damages or actions (including attorneys' fees and legal costs) arising out of (i) a material breach of any of Primax Taiwan's obligations hereunder; or (ii) an actual or alleged infringement of any copyrights or patent rights under the laws of the Republic of China, Japan, United States, Canada and countries which are members of the European Economic Community by the exercise of Storm Primax's rights under this Agreement. The foregoing indemnity shall not apply to any infringement claim arising from any modification of the Deliverables made after the Closing Date (other than by Primax Taiwan prior to June 30, 1996) or any use of the Deliverables in conjunction with other software or hardware where use with such other software or hardware gives rise to the infringement claim.

          13.2 Indemnification Procedure.  The above indemnity shall be subject
               -------------------------
to the following procedures:

               (a) Storm Primax will notify Primax Taiwan of any third party claim, action or demand within ten (10) days after Storm Primax receives notice thereof; provided, however, that failure or delay to provide such notification shall not reduce or otherwise affect the obligations of Primax Taiwan, except to the extent that such failure or delay shall have materially prejudiced Primax Taiwan's ability to defend against, settle, or satisfy such claim or materially increase the cost thereof.

              (b) Primax Taiwan, at its expense, shall have the right to pay, compromise, settle or otherwise dispose of any such claim, provided that no compromise, settlement or disposal of such claim shall be entered into without the prior written consent of Storm Primax, which consent shall not be unreasonably withheld.

              (c) Storm Primax has the right to reasonably monitor and participate in Primax Taiwan's defense (including the selection of counsel reasonably satisfactory to both Primax Taiwan and Storm Primax) of Storm Primax from any such claims. In any action defended by Primax Taiwan, Storm Primax shall at all times have the right to employ its own counsel, but the fees and expenses of such counsel shall be Storm Primax's own expense unless the employment of such counsel shall have been authorized by Primax Taiwan in connection with the defense of such claims. In such event, such fees and expenses shall be borne by Primax Taiwan.

     14.  Third Party Infringement.  No party shall be obligated to bring or
          ------------------------
prosecute any suits against alleged infringers of any Deliverables, and related Intellectual Property thereto. Notwithstanding the foregoing, the owner of the infringed upon Deliverable is entitled to first prosecute any such alleged or actual third party infringement. If applicable, if the owner of the infringed upon Deliverable elects not to prosecute such alleged or actual infringement, the licensee of such Deliverable may elect to prosecute such infringement at its own expense. Upon the request of the prosecuting party, the other party will provide information or reasonable assistance, at the prosecuting party's expense, for the prosecution of any claim of third party infringement. Any amounts recovered by judgment or settlement against third party infringers of any Deliverables shall be the property of the prosecuting party, without any obligation to share any such proceeds with the other party.

     15.  Consequential Damages Waiver.  EXCEPT FOR A BREACH OF SECTIONS 8
          ----------------------------
("PROPRIETARY RIGHTS"), 12 ("REPRESENTATIONS AND WARRANTIES"), 13 ("INDEMNIFICATION") OR 18 ("CONFIDENTIALITY"), NEITHER PARTY SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     16.  Covenants.
          ---------

          16.1 Permits and Approvals. Primax Taiwan and Storm Primax agree to
               ---------------------
cooperate and use their best efforts to obtain (and will immediately prepare all registration, filings and applications, requests and notices preliminary to) all Approvals and permits that may be necessary or which may be reasonably required by Storm Primax or Primax Taiwan to consummate the transactions contemplated by this Agreement.

          16.2 Compliance with Laws. Storm Primax and Primax Taiwan agree to
               --------------------
comply with all applicable laws and regulations, including those of the United States and of the Republic of China. Storm Primax and Primax Taiwan will make any and all filings for or submissions required under any law, including the treaties, rules and regulations of the Republic of China and of the European Economic Community, and the regulations of the United States

Department of Commerce, relating to the export or re-export of technical data and products. Each party agrees not to export or re-export, directly or indirectly, any technical data provided by the other party or any products to any country specified in such regulations of the United States Commerce Department, unless prior authorization is obtained from the United States Office of Export Administration. Storm Primax and Primax Taiwan will furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such laws.

     17.  Term and Termination.
          --------------------

          17.1 Term. The rights and licenses granted under Sections 2.6, 2.6 and
               ----
4 shall take effect on the Closing Date and shall remain in full force and effect in perpetuity or in the case of any patents assigned or licensed hereunder, until the last to expire of any patent assigned or licensed hereunder. This Agreement shall have an indefinite term, which shall be subject to the termination provisions below.

          17.2 Termination with Cause. Any party may immediately terminate this
               ----------------------
Agreement upon written notice to the other party if (i) any party is in default of any of its material obligations under this Agreement, (ii) the other party has given the defaulting party at least ninety (90) days' written notice, specifying the nature of the default and providing the defaulting party with the opportunity to cure the default within such period, and (iii) the defaulting party has failed to cure the default within such period.

          17.3 Bankruptcy. The parties acknowledge that the license terms of
               ----------
this Agreement are "supplementary" to this Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). The parties acknowledge that if either party, as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the non-debtor party may elect to retain its rights under the license provisions of this Agreement as provided in Section 365(n) of the Bankruptcy Code.

          17.4 Effect of Termination Generally. Termination of this Agreement
               -------------------------------
will not release any party from any liability which at the time of termination had already accrued or which thereafter may accrue in respect to any act or failure to act prior to such termination. Furthermore, the licenses granted in this Agreement may not be terminated for breach, or upon termination or expiration of this Agreement, and the non-breaching party's sole and exclusive remedy shall be an action for damages.

          17.5 Survival. The following sections of this Agreement will survive
               --------
any termination of this Agreement: 21 ("Assigned A6 Products: No License"), 22 ("Assigned A6 Products: License Back), 23 ("Assigned Patents: License Back"), 24 ("Jointly Owned A6 Products"), 25 ("Assigned Trademarks"), 26 ("Assigned
A6 Products: License Back"), 26 ("Assigned Patents: License Back"), 3 ("Assignment Procedures"), 4 ("License Grants"), 5 ("Completion of Current A6 Product Projects"), 6 ("Technical Assistance and Inadvertent Exclusions"), 7 ("Restrictions"), 8 ("Proprietary Rights"), 10 ("Assignment of Contracts"),
11.2 ("Taxes"), 12 ("Representations and Warranties"), 13 ("Indemnification"), 14 ("Third Party

Infringement"), 15 ("Consequential Damages Waiver"), 162 ("Compliance with Laws"), 17 ("Terms and Termination"), 18 ("Confidentiality") and 19 ("General Provision").

     18. Confidentiality.
         ---------------

          18.1 Confidentiality of Agreement. Each of the parties covenants to
               ----------------------------
the other party that it will not in any manner disclose or divulge the contents of the Agreement or any of the material terms and conditions hereof to any third party, except as the other parties may expressly consent in advance in writing or as may be required in obtaining any necessary governmental or regulatory approval for the transactions contemplated hereby or as may otherwise be required by any applicable law.

          18.2 Treatment of Confidential Information. For a period of five (5)
               -------------------------------------
years after receipt of any Confidential Information, each party shall keep and maintain the other party's Confidential Information in strictest confidence and, except as otherwise expressly provided herein, each party: (i) shall not use the other party's Confidential Information, and (ii) shall not provide or otherwise make available, whether directly or indirectly, any of the other party's Confidential Information to any party other than: (a) to employees and officers of a party who require access to such Confidential Information for performance of their duties and who have signed a written nondisclosure agreement including the requirement to protect third party proprietary information or (b) to permitted sublicensees permitted under this Agreement who shall enter into a nondisclosure agreement to protect Confidential Information on terms no less restrictive than required in this Agreement, or (c) as required by any applicable law. Each party shall take all reasonable actions (by instruction, agreement or otherwise) necessary to maintain the confidentiality of the other party's Confidential Information. Notwithstanding the foregoing, each party shall be required to protect the other party's Confidential Information consistent with the same protections afforded its own Confidential Information in the ordinary conduct of its business, but in no event with less than reasonable care.

          18.3 Return or Destruction. Upon termination of this Agreement, or at
               ---------------------
any other time if requested by a party, each party promptly shall return to the other party all Confidential Information received by it or its representatives by such other party unless the party provides assurances reasonably satisfactory to such other party that such Confidential Information has been destroyed.

     19.  General Provisions.
          ------------------

          19.1 Counterparts. This Agreement may be executed simultaneously in
               ------------
counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          19.2 Assignability. Except in the case of an assignment in connection
               -------------
with a merger, reorganization, consolidation, change of domicile or sale of all or substantially all the assets of a party, neither Storm Primax nor Primax Taiwan may assign its rights and obligations, in whole or in part, under this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          19.3 Successors. This Agreement shall be binding upon and shall inure
               ----------
to the benefit of each party.

          19.4 Amendments. This Agreement may be amended or supplemented only by
               ----------
a writing that is signed by duly authorized representatives of both parties.

          19.5 Notices. All notices permitted or required under this Agreement
               -------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the addresses below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section 19.5.


     If to Primax Taiwan:  Primax Electronics, Ltd.
                                 6F, No. 159, Kang Ning St., Hsi Chih Town
                                 Taipei Hsien, Taiwan, ROC
                                 Attention:  Raymond Liang

     With a copy to:             Law Office of Robert D. Cochran
                                 5201 Great America Parkway, Suite 320
                                 Santa Clara, CA 95054
                                 Attention:  Robert D. Cochran

     If to Storm Primax:         Storm Primax, Inc.
                                 1861 Landings Drive
                                 Mountain View, CA 94043
                                 Attention:  L. William Krause

     With a copy to:             Gray Cary Ware & Freidenrich
                                 400 Hamilton Avenue
                                 Palo Alto, CA 94301
                                 Attention:  James M. Koshland

          19.6 Governing Law. This Agreement will be governed by and construed
               -------------
in accordance with the laws of the United States and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement in any manner whatsoever.

          19.7 Arbitration. Any dispute arising out of this Agreement shall be
               -----------
resolved by binding arbitration. The venue of the arbitration shall be in San Jose, California if brought by Primax Taiwan, and if brought by Storm Primax, the venue shall be in Taipei, Taiwan. The rules governing arbitration shall be the Judicial Arbitration and Mediation Services/Endispute Rules if the arbitration is in San Jose, and if in Taiwan, the rules governing arbitration shall be those rules as are customary for international arbitrations in Taiwan (such rules to be collectively and individually referred to as the "Rules"). A single arbitrator shall be selected according to the Rules within thirty (30) days of submission of the dispute to arbitration. The arbitration shall be conducted in English. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitrator shall award the prevailing party its costs and its reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

          19.8 Waiver. No term or provision hereof will be considered waived by
               ------
either party, and no breach excused by either party, unless such waiver or consent is in a writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different or subsequent breach by such party.

          19.9 Severability. In the event that any provision of this Agreement
               ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

          19.10 Force Majeure. Neither party shall be liable hereunder by reason
                -------------
of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause beyond the reasonable control of such party.

          19.11 Entire Agreement. This Agreement, including all Exhibits to this
                ----------------
Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.

          19.12 Order of Precedence. In the event of any inconsistency or
                -------------------
ambiguity between or among the terms and conditions of this Agreement and the Reorganization Agreement, the inconsistency or ambiguity shall be resolved in the following order of precedent: (i) this Agreement; and (ii) the Reorganization Agreement.

          19.13 Effectiveness of Agreement. Although this Agreement has been
                --------------------------
executed by the parties on the date first above written, this Agreement shall become effective only on the occurrence of the closing under the Reorganization Agreement. If the Reorganization Agreement is terminated pursuant to Section 11 thereof, this Agreement shall become void and of no further force or effect.

          19.14 Attorneys' Fees. The prevailing party in any dispute arising out
                ---------------
of or related to this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

          19.15 No Agency. Nothing contained herein shall be construed as
                ---------
creating any agency, partnership or other form of joint enterprise between the parties.

          19.16 Headings. The section headings appearing in this Agreement are
                --------
inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

          19.17 Injunctive Relief. It is expressly agreed that a breach of
                -----------------
Section 18 will cause irreparable harm to the non-breaching party and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, the non-breaching party will be entitled to an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of such provision.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Storm Primax:                       Primax Taiwan:

Storm Primax, Inc.                  Primax Electronics, Ltd.


By:                                   By:
   ---------------------                 -------------------------

Title:                                Title:
      ------------------                    ----------------------

                                  Exhibit 1.8
                                  -----------

                        Assigned A6 Products: No License
                        --------------------------------


All PhotoDrive products, technology, Engineering Documentation, and associated Intellectual Property, except for those elements of the PhotoDrive explicitly described in Exhibits 1.9, 1.11, 1.24, 1.25 and 1.26. PhotoDrive products
             ---------------------------------------
include all A6 Products or components of A6 Products, as applicable, intended for distribution either on an OEM or retail basis through any channel or multiple channels of distribution, which are typically installed into a CPU for the purpose of reading photos or other printed media into a computer.

All A6 Feeder products, technology, Engineering Documentation and associated Intellectual Property, except for those elements of the Feeder products explicitly described in Exhibits 1.9, 1.11, 1.24, 1.25 and 1.26. Feeder
                        ---------------------------------------
products include all A6 Products or components of A6 Products, as applicable, intended for distribution either on an OEM or retail basis through any channel or multiple channels of distribution, which enable automatic feeding of photos or other printed media through a device capable of reading such media into a computer.

                                  Exhibit 1.9
                                  -----------

                       Assigned A6 Products: License Back
                       ----------------------------------


Toaster Design Reader Engineering Documentation

Photo Drive ASIC 1 (Scanning Engine)

Photo Drive ASIC 2 (Interface Card)

Photo Drive micro-controller source code

Reader External Tooling

                                  Exhibit 1.10
                                  ------------

                               Assigned Contracts
                               ------------------


Any and all A6 OEM agreements and purchase orders executed on or prior to the Closing Date by Primax Taiwan.

                                  Exhibit 1.11
                                  ------------

                         Assigned Patents: License Back
                         ------------------------------


Structure of sheet fed scanner (engine + feeder)
     Taiwan, Patent No. 96378

Sheet fed scanner with film scanning capability
     Taiwan, Patent No. 99165
     U.S., Application No. 08/332,710

Sheet fed scanner with floating gear box
     Taiwan, Application No. 83207495
     Germany, Patent No. G9408666.4
     France, Application No. 9314713
     United Kingdom, Application No. 9313429.4
     U.S., Patent No. 5463256

PC built-in reflective-type scanner
     Taiwan, Application No. 84203239
     Germany, Patent No. 29514389.4
     France, Application No. 9514222
     United Kingdom, Application No. 9524870.4
     U.S. Application No. 08/417,190
     China, Application No. 95223336.3
     Japan, Application No. 10207/95

Scanner with dual interfaces (parallel & I/F card)
     Taiwan, Application No. 84104737

White-balance circuit for scanner
     Taiwan, Application No. 84104738

Slant-type sheet fed scanner
     Taiwan, Application No. 83204581
     U.S., Application No.081498,539

Skew indication (paper sensor) for sheet fed scanner
     Taiwan, Application No. 84208039
     U.S., Application No. 08/496,934

Scanner with vertical paper path
     Taiwan, Application 84209554

PC built-in scanner with pull-out drawer design

     Taiwan, Application No. 84213349
     U.S., Application No. 08/541,336

Structure design of sheet fed scanner
     Taiwan, Application No. 84213584
     U.S., Application No. filed 10/4/95 by H.C. Lee

                                  Exhibit 1.12
                                  ------------

                              Assigned Trademarks
                              -------------------


Mark                    Jurisdiction
- ----                    ------------

PHOTODRIVE               United States

                                  Exhibit 1.24
                                  ------------

                           Jointly Owned A6 Products
                           -------------------------


All Reader products, technology and associated Intellectual Property, except for those elements of the Reader products explicitly described in Exhibits 1.8, 1.9,
                                                              ------------------
1.11, 1.25 and 1.26.  Reader products include all A6 Products or components of
- -------------------
A6 Products, as applicable, intended for distribution either on an OEM or retail basis through any channel or multiple channels of distribution, which are typically combined with a Feeder product and sold as an integrated unit external to the CPU and enable reading of photos or other printed media into a computer. In particular, those elements of the Reader products which are to be jointly owned include but are not limited to the following: Reader Engineering Documentation, Reader ASIC 1 (Combo ASIC), Reader ASIC 2 (Interface card plus parallel port interface), Reader Internal Tooling, etc.

All Connector products, technology and associated Intellectual Property, except for those elements of the Connector products explicitly described in Exhibits
                                                                     --------
1.8, 1.9, 1.11,  1.25 and 1.26.  In particular, those elements of the Connector
- ------------------------------
products which are to be jointly owned include but are not limited to the following: Connector Engineering Documentation, Connector Tooling

Mac micro-controller source code

                                  Exhibit 1.25
                                  ------------

                              Licensed A6 Products
                              --------------------


Twain Driver source code and documentation

                                  Exhibit 1.26
                                  ------------

                                Licensed Patents
                                ----------------


Warm up compensation structure

     Taiwan, Patent No. 80028
     U.S., Patent No. 5212376

Scanner with IDE interface

     Taiwan, Application No. 84110670
     U.S., Application filed 10/31/95 under Jason Chen
     China, Application No. 95117525.4

                                   Exhibit 5
                                   ---------

              A6 Product Projects to be Completed by Primax Taiwan
              ----------------------------------------------------

HP Photo Drive - expected first customer shipment ("FCS") 3/96

Photo ReaderMac for Polaroid - FCS 4/96

Epson PhotoPlus - FCS 4/96

Retail Photo Drive - FCS 5/96

Photo Reader PC (single ASIC, cost reduced reader) - FCS 5/96

Fast parallel port EPP Mode Connector ASIC - FCS 8/96

                                  Exhibit 1.23
                                  ------------

                           Encumbrances and Licenses
                           -------------------------


     List of all encumbrances (security interests, licenses, liens, charges or other restrictions), if any:

     None, except as set forth in the Assigned Contracts.